Exhibit 99.1

VIPER ENERGY, INC. ANNOUNCES LEADERSHIP TRANSITION PLAN AND ADDITIONAL UPDATES TO EXECUTIVE TEAM

•	Travis D. Stice to transition from role as Chief Executive Officer
•	Kaes Van’t Hof, current President, will assume Chief Executive Officer role
•	Austen Gilfillian, current Vice President, has been promoted to President
•	Trevor Stoltz has been promoted to Vice President, Business Development
•	John Phillips has been promoted to Vice President, Land

Midland, Texas, February 20, 2025 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ: VNOM) (“Viper” or the “Company”) today announced its leadership transition plan, representing the culmination of a thorough succession planning process and ensuring a seamless leadership transition that will position the Company for continued long term outperformance.  Travis D. Stice will transition from his role as Chief Executive Officer, effective immediately.  Kaes Van’t Hof, current President of the Company, will succeed Mr. Stice as Chief Executive Officer. Austen Gilfillian, current Vice President of Viper, will assume the role of President, also effective immediately.

“On behalf of the Board of Directors, I would like to thank and congratulate Travis for his leadership over the last ten years at Viper. The Viper IPO in 2014 was a watershed moment for the minerals market and is a testament to Travis’ vision,” stated Steven E. West, Chairman of the Board of Directors of Viper.

Mr. West continued “The Board looks forward to Travis’ continued contribution to the success of the Company through his position on the Board and his countless strong relationships in the mineral space in the Permian Basin. In addition, the Board remains extremely excited about Viper’s future as Kaes and Austen have worked to build out a strong, dedicated executive team.”

“It has been an honor to represent Viper as CEO over the last ten plus years,” said Mr. Stice. “Viper is a truly unique business model that established credibility with the market in a differentiated way from the start.  The momentum at Viper today is very strong, its future is bright, and I look forward to supporting the Company through my position on the Board.”

Regarding Mr. Van’t Hof’s appointment, Mr. Stice noted, “Kaes has been a critical contributor to Viper’s success as President of the Company.  The Viper Board of Directors is fully confident that Kaes, together with the support of Austen and the growing Viper management team, will continue to drive future success at Viper as he assumes the CEO role.”

“It is an honor to move into this position at Viper. Since its IPO in 2014, Viper has been a leader and category killer in its space, a testament to the vision and successful execution of what was then a new and exciting business model. Travis’ leadership helped drive Viper’s growth to where the Company is today. I look forward to continuing to solidify our position as the leader in the public mineral and royalties space while maintaining the visible competitive advantage of the relationship with Diamondback,” stated Mr. Van’t Hof

Mr. Van’t Hof continued “I am also extremely excited to announce Austen’s promotion to President.  Austen has proven leadership skills and has developed and implemented a business strategy that has led to significant growth and outperformance at Viper, a trend we expect to continue.  The Viper management team continues to be built out as we prepare for future growth through consolidation of the highly fragmented minerals market.”

About Viper Energy, Inc.

Viper is a publicly traded Delaware corporation that owns and acquires mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s future leadership, performance, prospects, success and strategy are forward-looking statements. When used in this news release or otherwise by Viper, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Viper’s control. Accordingly, forward-looking statements are not guarantees of future performance and Viper’s actual outcomes could differ materially from what Viper has expressed in its forward-looking statements. Information concerning these risks and uncertainties and other factors can be found in Viper’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its reports on Forms 10-K, 10-Q and 8-K, each of which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement unless required by applicable law.

Investor Contact:
Chip Seale
+1 432.247.6218
cseale@viperenergy.com